FILED
       IN THE OFFICE OF THE
     SECRETARY OF STATE OF THE
         STATE OF NEVADA

          OCT 22, 1996
         NO. C21932-96
         /s/Dean Heller
DEAN HELLER SECRETARY OF STATE


                       ARTICLES OF INCORPORATION
                                  OF
                              Med Gen Inc.

The undersigned proposes to form a corporation under the laws of the State of Nevada, relating to private corporations, and to that end hereby adopts articles of incorporation as follows:

                             ARTICLE ONE
                                NAME

The name of the corporation is Med Gen Inc.

                             ARTICLE TWO
                              LOCATION

The registered office of this corporation is at 318 North Carson Street Suite 214, City of Carson City, State of Nevada, 89701. The resident agent is State Agent and Transfer Syndicate, Inc.

                             ARTICLE THREE
                               PURPOSES

This corporation is authorized to carry on any lawful business or enterprise.

                             ARTICLE FOUR
                             CAPITAL STOCK

The amount of the total authorized capital stock of this corporation is $10,000 as 5,000,000 common shares and 5,000,000 preferred shares each with a par value of one mill ($.001). Such shares are non-assessable.

                             ARTICLE FIVE
                              DIRECTORS

The initial governing board of this corporation shall be styled directors and shall have one member. The name and address of the member of the first board of directors is:

                            Paul B. Kravitz
                            7040 W. Palmetto Park Road
                            Suite 2-467
                            Boca Raton FL 33433


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                             ARTICLE SIX
                     ELIMNATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of dividends and/or distributions in violation of NRS 78.300.

                             ARTICLE SEVEN
                             INCORPORATORS

The name and address of the incorporator is: Elizabeth R. Brogan, 318 North Carson Street, Suite 214, Carson City, Nevada 89701

                             ARTICLE EIGHT
                          PERIOD OF EXISTENCE

The period of existence of this corporation shall be perpetual.

                             ARTICLE NINE
               AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.

                              ARTICLE TEN
                           VOTNG OF SHARES

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.


IN WITNESS WHEREOF the undersigned, ELIZABETH R. BROGAN, for the purpose of forming a corporation under the laws of the State of Nevada, does make, file and record these articles, and certifies that the facts herein stated are true, and I have accordingly hereunto set my hand this day, October 21, 1996.

                                       INCORPORATOR:

                                       /s/Elizabeth R. Brogan
                                       Elizabeth R. Brogan


STATE OF NEVADA

COUNTY OF CARSON CITY

On October 21, 1996, Elizabeth R. Brogan personally appeared before me, a notary public, and executed the above instrument.

                                       /s/
                                       SIGNATURE OF NOTARY




                    CERTIFICATE OF ACCEPTANCE
                OF APPOINTMENT BY RESIDENT AGENT

State Agent and Transfer Syndicate, Incorporated hereby certifies that on October 21, 996, we accepted appointment as Registered Agent for the above corporation in accordance with Sec. 78.090, NRS 1957.

IN WITNESS WHEREOF, I have hereunto set my hand this October 21, 1996.


                                       /s/Elizabeth R. Brogan
                                       Elizabeth R. Brogan for
                                       State Agent and Transfer
                                       Syndicate Incorporated